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                                                                Exhibit 99(c)(1)



                               AMENDMENT NO. 1 TO
                                MERGER AGREEMENT


         THIS AMENDMENT NO. 1 TO MERGER AGREEMENT (this "AMENDMENT"), dated as of November 23, 1999, by and between COMPAGNIE GENERALE DE GEOPHYSIQUE, a French societe anonyme (the "Parent"), SERCEL ACQUISITION CORP., a Nevada company ("Purchaser"), and GeoScience Corporation, a Nevada company (the "Company").

                               W I T N E S S E T H
                               -------------------

         WHEREAS, the Company and the Purchaser have entered into a Merger Agreement, dated as of October 23, 1999 (the "Merger Agreement");

         WHEREAS, the parties hereto wish to amend the Merger Agreement as set forth below; and

         WHEREAS, this Amendment has been approved by the respective Boards of Directors (or similar governing bodies) of Parent, Purchaser and the Company pursuant to Section 8.5 of the Merger Agreement.

         NOW, THEREFORE, IT IS AGREED:

         1. AMENDMENTS. (a) Line item (4) of paragraph (A) of Annex A of the Merger Agreement is hereby amended by replacing the words "the sole judgment of Purchaser" with the words "reasonable judgment of Purchaser"

                  (b) Paragraph (K) of Annex A of the Merger Agreement is hereby amended to read in its entirety "Funds from the Financing shall not be available to Parent (subject only to the conditions set forth in clause (a) of this Section) in an amount sufficient to consummate the Offer and the Merger on the terms contemplated hereby; or"

         2. CAPTIONS. The captions in this Amendment are included for convenience of reference only and shall be ignored in the construction or interpretation of the provisions of this Amendment.

         3. COUNTERPARTS; EFFECTIVENESS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party to this Amendment shall have received a counterpart hereof signed by the other party hereto.

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         4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of laws principles.

         5. AGREEMENT AS AMENDED. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Merger Agreement. From and after the date hereof, all references to the Merger Agreement shall be deemed references to the Merger Agreement as amended and supplemented hereby.































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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized officers as of the date first above written.

                                COMPAGNIE GENERALE DE GEOPHYSIQUE


                                By: /s/ Robert Brunck
                                    -------------------------------------------
                                    Robert Brunck
                                    Chairman and Chief Executive Officer


                                SERCEL ACQUISITION CORP.


                                By: /s/ Thierry Le Roux
                                    -------------------------------------------
                                    Thierry Le Roux
                                    President


                                GEOSCIENCE CORPORATION


                                By: /s/ J. Rankin Tippins
                                    -------------------------------------------
                                    J. Rankin Tippins
                                    Vice President and General
                                    Counsel




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